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Exhibit 23.1

Consent of Independent Certified Public Accountants

        We have issued our report dated January 31, 2003, except for Note 9 and Note 17, for which the date is March 31, 2003, accompanying the consolidated financial statements and schedules included in the Annual Report of Centiv, Inc. and subsidiaries on Form 10-K for the years ended December 31, 2002 and 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Centiv, Inc. on Form S-3 dated April 25, 2003.

/s/ Grant Thornton, LLP

Chicago, Illinois
April 25, 2003

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  Exhibit 23.1